EX-99.906CERT

CERTIFICATION

J. Andre Weisbrod, Chairman of the Board of Trustees, and Richard Levkoy, Trustee, Chairman of the Audit Committee, of STAAR Investment Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2009 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chairman of the Board of Trustees

Trustee, Chairman of the Audit Committee

STAAR Investment Trust

STAAR Investment Trust

/s/ J. Andre Weisbrod

/s/ Richard Levkoy

J. Andre Weisbrod

Richard Levkoy

Date: September 3, 2009

Date: September 3, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to STAAR Investment Trust and will be retained by STAAR Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.